EXHIBIT A

Fees

BISHOP STREET FUNDS

Fund	Share Class	Maximum Fee
Hawaii Municipal Bond Fund	Class I	0.25%
	Class A	0.25%

THE ADVISORS' INNER CIRCLE FUND

Fund	Share Class	Maximum Fee
Acadian Emerging Markets Portfolio	Investor	0.25%
	Y	0.10%
CIBC Atlas Disciplined Equity Fund	Investor	0.15%
CIBC Atlas Income Opportunities Fund	Investor	0.15%
CIBC Atlas Mid Cap Equity Fund	Investor	0.15%
CIBC Atlas All Cap Growth Fund	Investor	0.10%
CIBC Atlas Equity Income Fund	Investor	0.10%
CIBC Atlas International Growth Fund	Investor	0.10%
Cambiar Opportunity Fund	Investor	0.25%
Cambiar International Equity Fund	Investor	0.25%
Cambiar Small Cap Fund	Investor	0.25%
Cambiar SMID Fund	Investor	0.25%
Cambiar Global Equity Fund	Investor	0.25%
Edgewood Growth Fund	Retail	0.25%
	Service	0.25%
Hamlin High Dividend Equity Fund	Investor	0.25%
Sands Capital Global Growth Fund	Investor	0.25%

THE ADVISORS' INNER CIRCLE FUND II

Fund	Share Class	Maximum Fee
Sprucegrove International Equity Fund	Investor Class	0.15%
	Advisor Class	0.15%
Vontobel International Equity Fund	A Shares	0.15%
	Y Shares	0.15%
Vontobel Global Equity Fund	A Shares	0.15%
	Y Shares	0.15%
Vontobel U.S. Equity Fund	A Shares	0.15%
	Y Shares	0.15%
Vontobel Global Environmental Change Fund	A Shares	0.15%
	Y Shares	0.15%

Revised: May 21, 2024